Exhibit 5.1
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                January 23, 2004


Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia  30308-3374

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Georgia Power Company (the "Company") in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-105815, 333-105815-01, 333-105815-02, 333-105815-03 and 333-105815-04)
filed with the Securities and Exchange Commission (the "Commission") on June 4, 2003 and declared effective by the Commission on June 25, 2003 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to (1) $206,185,575 aggregate principal amount of the Company's Series G 5 7/8% Junior Subordinated Notes due January 15, 2044 (the "Junior Subordinated Notes"), (2) 8,000,000 5 7/8% Trust Preferred Securities of Georgia Power Capital Trust VII and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to the Trust Preferred Securities (the "Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of January 1, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as amended and supplemented by a Fifth Supplemental Indenture dated as of January 23, 2004 (collectively, the "Subordinated Note Indenture"). The Guarantee will be issued pursuant to a Guarantee Agreement dated as of January 1, 2004 between the Company and JPMorgan Chase Bank (the "Guarantee Trustee").

         We have examined the Registration Statement and also the Subordinated
Note Indenture and the Guarantee Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to

           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.


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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Georgia Power Company
January 23, 2004
Page 2



original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Subordinated Note Indenture is the valid and legally binding obligation of the Trustee and (2) the Guarantee is a valid and legally binding obligation of the Guarantee Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Junior Subordinated Notes and the Guarantee are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the laws of the State of New York.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and "Legal Opinions" in the prospectus supplement dated January 15, 2004. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                              Dewey Ballantine LLP
                               New York, New York

                                January 23, 2004



Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-105815, 333-105815-01, 333-105815-02, 333-105815-03 and 333-105815-04 (the
"Registration Statement") relating to (1) $206,185,575 aggregate principal amount of Series G 5 7/8% Junior Subordinated Notes due January 15, 2044 (the "Junior Subordinated Notes") of Georgia Power Company (the "Company"), (2) 8,000,000 5 7/8% Trust Preferred Securities (Liquidation Amount $25 per Preferred Security) (the "Trust Preferred Securities") of Georgia Power Capital Trust VII (the "Trust") and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to the Trust Preferred Securities (the "Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of June 1, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Indenture Trustee"), as heretofore supplemented and as further supplemented by a Fifth Supplemental Indenture dated as of January 23, 2004 (collectively, the "Subordinated Note Indenture"). The Guarantee will be issued pursuant to a Guarantee Agreement dated as of January 1, 2004 between the Company and JPMorgan Chase Bank (the "Guarantee Trustee").

                  We have examined the Registration Statement, the Subordinated
Note Indenture and the Guarantee Agreement, which have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all



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January 23, 2004
Page 2

documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Subordinated Note Indenture is the valid and legally binding obligation of the Indenture Trustee and (2) the Guarantee is a valid and legally binding obligation of the Guarantee Trustee.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Junior Subordinated Notes and the Guarantee are valid, binding and legal obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

                  We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

                  This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit
5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP